UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2013

DIGITAL ALLY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-33899	20-0064269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9705 Loiret Blvd., Lenexa, KS 66219
(Address of principal executive offices) (Zip Code)

(913) 814-7774
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Digital Ally, Inc. (the “Company”) held its annual meeting of the shareholders (the "Annual Meeting") on Thursday, May 30, 2013.  There were 1,715,160 shares of common stock represented in person or by proxy at the Annual Meeting, constituting 82.6% of the outstanding shares on April 8, 2013, the record date for the Annual Meeting, and establishing a quorum. The matters voted upon at the Annual Meeting and the final results of such voting are set forth below.

Proposal One:  Election of Seven Directors of the Company.

Name	Votes For	Votes Against/ Withheld	Abstain	Broker Non-Votes
Stanton E. Ross	775,635	89,432		850,093
Leroy C. Richie	760,226	104,801		850,093
Daniel F. Hutchins	782,901	82,166		850,093
Elliot M. Kaplan	748,061	117,006		850,093
Bernard A. Bianchino	765,432	99,635		850,093
Stephen Gans	796,641	68,426		850,093
Steven Phillips	785,012	80,055		850,093

All nominees were duly elected.

The Board of Directors made appointments to its various committees after the annual meeting.  The members of the Company's Audit Committee are Messrs. Hutchins, Richie, Bianchino and Gans.  Mr. Hutchins is the chairman of the Audit Committee. The members of the Compensation Committee are Messrs. Richie, Bianchino and Gans.  Mr. Bianchino is the chairman of the Compensation Committee.  The members of the Nominating and Governance Committee are Messrs. Hutchins, Richie, Kaplan and Phillips. Mr. Richie is the chairman of the Nominating and Governance Committee. The members of the Strategic Planning Committee are Messrs. Richie, Bianchino, Hutchins, Kaplan and Phillips.  Mr. Bianchino is the chairman of the Strategic Planning Committee.

Proposal Two:  Amendment to Articles of Incorporation.  To approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of its capital stock that the Company may issue from 9,375,000 to 85,000,000, of which 75,000,000 shares shall be classified as common stock and 10,000,000 shares shall be classified as blank check preferred stock.

Votes For	Votes Against/ Withheld	Abstain	Broker Non-Votes
736,336	106,668	2,063	870,093

The proposal was defeated.  While there were more votes in favor of this proposal than against, it required the vote of a majority of the issued and outstanding common stock in favor to be adopted.

Proposal Three:  2013 Stock Option Plan and Restricted Stock Plan.   To approve the 2013 Stock Option and Restricted Stock Plan, including the reservation of 100,000 shares issuable under the 2013 Plan.

Votes For	Votes Against/ Withheld	Abstain	Broker Non-Votes
734,663	128,880	1,524	850,093

The proposal was approved.

Proposal Four:  Advisory Vote on Executive Compensation.  To give an advisory (non-binding) vote to approve the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion in the accompanying proxy statement.

Votes For	Votes Against/ Withheld	Abstain	Broker Non-Votes
761,788	103,154	125	850,093

The proposal was approved on an advisory basis.

Proposal Five:  Advisory Vote as to Frequency of Stockholder Vote on Executive Compensation.  To give an advisory (non-binding) vote as to whether the stockholder vote regarding the Company's executive compensation should occur every three years, every two years or every year.

Three Years	Two Years	One Year	Abstain	Broker Non-Votes
653,660	10,659	135,585		915,256

The proposal was approved, on an advisory basis, for a shareholder vote to be taken every three years.

Proposal Six:  Ratification of Grant Thornton LLP Appointment. Ratification of the appointment of Grant Thornton LLP as the independent registered accounting firm of Digital Ally, Inc. for the year ending December 31, 2013.

Votes For	Votes Against/ Withheld	Abstain
1,488,353	226,807

The selection of Grant Thornton LLP as the independent registered accounting firm was ratified.

The information contained in this current report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ALLY, INC.

Date: June 4, 2013	By:	/s/ STANTON E. ROSS
	Name:	Stanton E. Ross
	Title:	Chairman, President and Chief Executive Officer